Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Jeffrey I. Badgley, President and Co-Chief Executive  Officer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 5, 2008

/s/ Jeffrey I. Badgley
Jeffrey I. Badgley
President and Co-Chief Executive Officer